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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 -A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       AIM Select Real Estate Income Fund
             (Exact name of registrant as specified in its charter)


        Delaware                                                 36-4494062
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)


11 Greenway Plaza, Houston, Texas                                 77046
(Address of principal executive offices)                        (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-84256

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which Each
to be so Registered                          Class is to be Registered
-------------------                          -----------------------------------
Common Shares of
Beneficial Interest,
$0.001 par value                             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1. Description of Registrant's Securities to be Registered.

         A description of the shares, par value $0.001 per share (the "Shares"), of the Registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the Registrant's Registration Statement on Form N-2 filed on March 13, 2002, as amended on April 24, 2002, which description is hereby incorporated by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed incorporated by reference.

Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       AIM Select Real Estate Income Fund


                                       By  /s/ ROBERT H. GRAHAM
                                           -------------------------------------
                                           Robert H. Graham
                                           Chairman, Trustee & President
                                           (Principal Executive Officer)

Dated:  May 7, 2002